EXHIBIT 10.6
Amendment

November 1, 2020 Fidelity Investments
WS Strategy and Planning, Contracts 245 Summer Street - V7B
Boston, MA 02210 Attn:    Jennifer Murphy
Re: Addition of the Enhanced Lost Participant Search Solution Services to the plan(s) specified below (the “Plan(s)”):

Legal Plan Name	Fidelity Plan Number
Zions Bancorporation Payshelter 401(k) and Employee Stock Ownership Plan	29148
Zions Bancorporation Restated Deferred Compensation Plan	29149

Dear Fidelity Investments:

This letter amendment documents the addition of the Enhanced Lost Participant Search Solution Services (the “Services” or the “Search Solution Services”) in connection with the written Trust Agreement dated July 3, 2006 pertaining to recordkeeping and/or trust and/or custodial services for the above-specified Plan(s) respectively which have been entered into between Zions Bancorporation, N.A. (hereinafter referred to as “Client”) and Fidelity Workplace Services LLC, Fidelity Investments Institutional Operations Company, Inc. and/or Fidelity Management Trust Company (hereafter referred to as “Fidelity”) (individually or collectively, the “Agreements”). Client is the successor-in-interest to Zions Bancorporation. The parties intend and agree that this letter amendment shall constitute an amendment to the applicable Agreements.

This letter amendment is effective as of November 1, 2020, unless otherwise specified herein. Fidelity and the Client hereby amend the Agreement(s) by:

(1)Adding the Enhanced Lost Participant Search Solution Services as follows:

Enhanced Lost Participant Search Solution Services

(a)Scope of Services. The scope of services provided by Fidelity in accordance with Client directions and interpretations of relevant documentation will include assisting Client with efforts in locating and contacting participants who may be entitled to a benefit under the Plan(s). Fidelity will provide the Search Solution Services selected by Client in the Enhanced Lost Participant Search Solution Client Setup Form (the “Setup Form”) to locate Plan participants, as identified by the Client (the “Impacted Population”).

Client will select the level of outreach for the Impacted Population based on the tiers outlined in the Appendix and as further detailed in the Setup Form. Please refer to the Appendix for a description of the Enhanced Lost Participant Search Solution Services elements.

Outreach to each member of the Impacted Population will end when the address of record has been updated or confirmed. At the conclusion of all elements of the selected tier(s) (completion of one “Cycle”), Fidelity will provide a list of members of the Impacted Population who have not taken the requested action (e.g., updated their address or commenced payment) to Client. Client will be responsible for providing direction to Fidelity on any next steps, as applicable.

(a)Schedule of Work. Services for the Impacted Population identified by Client will be completed approximately 3-5 months after Services commence depending on the service tier selected by Client.

Services may be repeated as selected by Client in the Setup Form and will commence as agreed to by the parties.

(b)Fees. The per participant fee varies based on the tier of Services and will apply for each Cycle completed with a minimum fee of $1,500 per Cycle. The fees are outlined in the table below and are inclusive of printing, fulfillment, postage, and vendor fees. After 2020, fees may be subject to change and Client will be notified in advance of any increase to fees.

Level of Outreach	Fee (per participant, per Cycle)
Tier 1	$22
Tier 2	$32
Tier 3	$38

Fees for any custom tiers will be communicated to Client prior to the start of Services. Fees will be billed at the start of each Cycle.
(c)Assumptions for this Service.
•Client is responsible for determining the Impacted Population to be included in the Enhanced Lost Participant Search Solution Services. Client may engage Fidelity Workplace Consulting, a division of Fidelity, to support the identification of the Impacted Population under a separate agreement.
•Data remediation, manual calculations and data clean-up activities are excluded from this Service. If any type of data remediation work is requested, those efforts will be separately scoped and priced.
•Letters developed under these Services will not include providing personalized Plan benefit estimates or values to the Impacted Population.
•Letters will be modified only to add Client Name, Plan Name, Service Center Name and Service Center Phone Number. Any additional edits or customizations to letters will incur additional fees.
•All communications will be in one language (English) only.
•Timing of communications may be staggered to ensure Fidelity has the capacity and resources to support anticipated phone and calculation request volumes as a result of participant outreach.

•For any participants included in the Impacted Population that are not record kept at Fidelity, the identification of updates to address of record or commencement of payment will be the responsibility of Client. Client must provide direction to Fidelity to terminate the Services with respect to any participants in the Impacted Population for whom outreach should be discontinued.
•If applicable, reporting of certified mailing results is included in the Services. Copies of the certified mailing signature cards are available at an additional fee.
•Client acknowledges that it is ultimately responsible for the accuracy and integrity of the Plan data, and that Fidelity will rely on Client to review and to authorize the application of any edits, rules, calculations and/or other recommended courses of corrective or other action with respect to the Impacted Population.
•Services for the Impacted Population will end after the conclusion of the tier of Services selected has been completed. Any next steps for participants who have not made contact with Fidelity after the provision of such Services will be separately scoped and subject to additional fees.
•The terms contained in this amendment apply to the Search Solution Services referenced herein only and will not affect in any way the meaning or interpretation of the Agreement. In the event of any conflict between the provisions of this amendment and the provisions of the Agreement, the provisions of this amendment shall control the provision of the Search Solution Services.
•Client shall be responsible for completing and executing the selected tiers of service and specifications for their applicable plan and Impacted Population(s) via the Setup Form to be stored on Fidelity’s Plan Sponsor Webstation. The Setup Form shall serve as an additional direction to Fidelity regarding the selected Enhanced Lost Participant Search Solution Services.

Fidelity and Client have caused this letter amendment to be executed by their duly authorized signatories. By signing below, the undersigned individuals represent that they are authorized to execute this letter amendment on behalf of the respective parties and in the case of Fidelity also for each of the individual applicable Fidelity entities. Notwithstanding any contradictory provision of the Agreements that this document amends, each party may rely without duty of inquiry on the foregoing representation. This Amendment may contain service and/or compensation information intended by Fidelity to satisfy the requirements of Department of Labor regulation Section 2550.408b-2(c)(1) and which require review by the responsible plan fiduciary.

Zions Bancorporation, N.A.:    Fidelity Investments Institutional Operations Company,
Inc. and/or Fidelity Workplace Services LLC and/or Fidelity Management Trust Company, as applicable:

By:    /s/ Joy Thomas Anderson            By: /s/ Jennifer Bennett
Name: Joy Thomas Anderson
Title: SVP, Enterprise Contracts Manager
Date: 11/10/2020

Name: Jennifer Bennett
Title: Senior Vice President
Date: 11/17/2020

APPENDIX
Summary of Elements of the Enhanced Lost Participant Search Solution

The level of outreach to the Impacted Population included in each tier is provided below. Tiers are subject to change and customization of tiers may be available upon request.

Tier 1
-Address Verification
-Life Status Search
-Participant Letters
-Email Search and Outreach
-Phone Number Search and Outreach
-Beneficiary Outreach

Tier 2
-Address Verification
-Life Status Search
-Participant Letters
-Email Search and Outreach
-Phone Number Search and Outreach
-Beneficiary Outreach
-Certified Mail

Tier 3
-Address Verification
-Life Status Search
-Participant Letters
-Email Search and Outreach
-Phone Number Search and Outreach
-Beneficiary Outreach
-Certified Mail
-Relative Search

Description of Elements of the Enhanced Lost Participant Search Solution

The details of each element included as part of the Enhanced Lost Participant Search Solution are provided below. The specific elements to be performed by Fidelity under the letter amendment will be based on the tier selected by Client. Each tier may include a subset of the listed elements and therefore all elements listed may not be applicable.

1.Address Verification Effort

•Perform a third- party address search utilizing three independent commercial locator vendors to validate the most recent mailing address(es) for the Impacted Population.
•Compile and compare the search results, listing all possible participant addresses

2.Life Status Search

•Perform a life status search utilizing two independent commercial locator vendors

3.Participant Letters

•Modify template letters requesting participants to call Fidelity to update their address of record to include applicable Plan Name(s), Service Center Name and phone number specific to Client for each participant in the Impacted Population
•Manage the review, print, production and distribution of the letters to the Impacted Population via USPS First-Class mail
•One letter will be mailed to each unique address

4.Email Search and Outreach

•Perform an email search utilizing two independent commercial locator vendors
•Manage the review, production and distribution of emails requesting Impacted Population participants to call Fidelity to update their address of record

APPENDIX
•One email will be sent to each unique email address, including any email address on file with Fidelity

5.Phone Number Search and Outreach

•Perform a phone number search utilizing two independent commercial locator vendors
•Manage the automated phone message outbound call process to eligible phone lines requesting participants to call Fidelity to update their address of record
•One phone message will be sent to up to two unique phone numbers, including any phone number on file with Fidelity

6.Beneficiary Outreach

•Identify any electronically stored primary beneficiary information for the Impacted Population and run the beneficiary through the address verification and life status search noted in items #1 and #2 above.
•Modify template letters requesting the beneficiary to convey to the participant the message to contact Fidelity to include Plan Name(s), Service Center Name and phone number specific to Client
•Manage the review, print, production and distribution of the letters to identified primary beneficiaries of the Impacted Population via USPS First-Class mail
•One letter will be mailed to each unique address

7.Certified Mail

•Send one applicable letter via USPS certified mail with return receipt to theimpacted participant’s address of record

8.Relative Search

•Perform a next of kin search utilizing two independent commercial locator vendors to identify up to 3 potential relatives of the participant
•Modify template letters requesting the relatives to convey to the participant the message to contact Fidelity to include Plan Name(s), Service Center Name and phone number specific to Client
•Manage the review, print, production and distribution of the letters to the identifiedpotential relatives of the Impacted Population via USPS First-Class mail
•One letter will be mailed to each unique address